EXHIBIT 99.1

United-Guardian Declares Year-End Dividend

HAUPPAUGE, N.Y., Nov. 21, 2022 (GLOBE NEWSWIRE) -- United-Guardian, Inc. (NASDAQ:UG) announced today that the company's Board of Directors, at its meeting on November 15, 2022, declared a cash dividend of $0.31 per share, which will be paid on December 7, 2022 to all stockholders of record on November 28, 2022.

Beatriz Blanco, President of United-Guardian, stated, “We are pleased to once again be in a position to pay a year-end dividend to our stockholders, despite the continuing impact the global coronavirus pandemic had on our sales this year, especially in the third quarter. This was particularly true for sales of our products in China. In spite of these challenges, we expect to have another profitable year this year, and on that basis the company’s Board of Directors concluded that the payment of a year-end dividend of $0.31 per share was appropriate and in the best interests of the company and its shareholders. Based on our new marketing efforts, as well as our strong product development, we are optimistic that we will have a promising 2023.

United-Guardian is a manufacturer of cosmetic ingredients, personal and health care products, pharmaceuticals, and specialty industrial products.

Contact:	Beatriz Blanco
(631) 273-0900

NOTE: This press release contains both historical and "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company’s expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the “safe harbor” provisions of that Act. Such statements are subject to a variety of factors that could cause our actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company’s business please refer to the company's reports and filings with the Securities and Exchange Commission.